UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2008

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

387 South 520 West, Suite 110, Lindon, Utah	84042
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 1.01  Entry into a Material Definitive Agreement.

Exchange Agreement

In June 2008, Fonix Corporation (the “Company”) organized a subsidiary, Fonix GS Acquisition Group, Inc. (“FGSA”).  The Company owns 100% of the issued and outstanding shares of FGSA, which was formed for the purpose of acquiring 80% of the issued and outstanding shares of Shanghai Gaozhi Software Systems Limited ("GaozhiSoft"), a Hong Kong software developer and solutions provider in 2G (second-generation) and 3G (third-generation) mobile networks in China and throughout the Asian Pacific region

The Company and FGSA subsequently entered into an exchange agreement dated as of June 27, 2008 (the “Exchange Agreement”), with Southridge LLC (“Southridge”) G-Soft, Limited, a Hong Kong corporation (“G-Soft”)(the “Sellers”).  G-Soft, through its wholly owned subsidiary, has the rights to acquire GaoshiSoft based on a written agreement with all of the shareholders of GaozhiSoft. Pursuant to the Exchange Agreement, FGSA agreed to purchase 80% of the issued and outstanding shares of G-Soft from the Sellers, and Southridge agreed to purchase the remaining 20% of the issued and outstanding G-Soft shares, concurrent with G-Soft’s acquisition of all of the shares of GaozhiSoft.

As consideration for the purchase of the G-Soft shares, Southridge agreed to transfer shares of the Company’s Series L Convertible Preferred Stock (the “Series L Preferred Stock”) in the amounts set forth in the agreement.  In return for the purchase of the 80% of the outstanding shares, the Company agreed to issue an aggregate of Two Thousand (2,000) shares of a new series of preferred stock (the “Preferred Stock”).  Additionally, the Company agreed to execute and deliver to Haim Shafrir, acting as the Seller’s representative, a promissory note (the “Note”) in the aggregate principal amount of $3,000,000, payable quarterly as a percentage of EBITDA of GaozhiSoft, with the balance of principal due four (4) years after the date of issuance.  The Note is secured by the assets of FGSA (including the capital stock of G-Soft and its subsidiaries, including GaozhiSoft).

The Company anticipates that the final closing of the transaction will take place in September 2008 after all required regulatory approvals are obtained.

The foregoing summary of the terms and conditions of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, attached as an exhibit hereto and which is hereby incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On June 30, 2008, the Company issued a press release announcing that it had signed a Stock Exchange Agreement to acquire 80% of the common stock of GaozhiSoft via its acquisition of all of the shares of G-Soft.  The release noted that the remaining 20% will be acquired by funds managed by Southridge, LLC, and that the closing of the transaction described in the Exchange Agreement dated June 27, 2008, is subject to normal and customary due diligence review and certain governmental approvals.

A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.  Financial Statements and Exhibits

(a)        Financial Statements

None

(b)        Exhibits

99.1	Form of Exchange Agreement, dated as of June 27, 2008.
99.2	Press Release dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: August 12, 2008

	By:	_/s/ Roger D. Dudley_________
Roger D. Dudley
President and Chief Executive Officer (Principal Executive Officer)